UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2010

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24843 (Commission File Number)	47-0810385 (IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 444-1630

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On December 17, 2010, America First Tax Exempt Investors, L.P., (the “Company”) announced that The Burlington Capital Group, LLC (“Burlington”) has adopted a prearranged trading plan (the “Plan”) with RBC Dain Rauscher (“RBC”) under which RBC will acquire Beneficial Unit Certificates representing assigned limited partnership interests in the Company (“BUCs”) in open market purchases made from time to time for the account of Burlington.  Burlington may acquire up to $500,000 of BUCs under the Plan.

Burlington is the general partner of the Company’s general partner.  As a result, the Plan was established in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

A Press Release announcing the adoption of the Plan, and providing more information with respect to the Plan, was issued by the Company.  A copy of this Press Release is included as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99           Company Press Release, dated December 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2010

AMERICA FIRST TAX EXEMPT INVESTORS, L.P., a Delaware limited partnership

By:	America First Capital Associates Limited Partnership Two, a Delaware limited partnership, its general partner

By:	The Burlington Capital Group LLC, a Delaware limited liability company, its general partner

By:            /s/Michael J. Draper
Name:           Michael J. Draper
Title:           Chief Financial Officer

EXHIBIT 99

PRESS RELEASE

AMERICA FIRST TAX EXEMPT INVESTORS L.P.
ANNOUNCES SHARE PURCHASE PLAN

Omaha, NE- December 17, 2010-  America First Tax Exempt Investors, L.P. (NASDAQ: ATAX) (“America First” or the “Company”), announced today that The Burlington Capital Group, LLC (“Burlington”) has adopted a prearranged trading plan (the “Plan”) with RBC Dain Rauscher (“RBC”) through which Burlington will expand its ownership of the Company.  Burlington currently owns 319,710 Beneficial Unit Certificates (“BUCs”) representing assigned limited partnership interests in the Company.  Under the Plan, RBC will acquire BUCs in open market purchases made from time to time for the account of Burlington.  Burlington may acquire up to $500,000 of additional BUCs under the Plan.  Burlington is the general partner of the general partner of America First.  Due to their control of Burlington, BUCs acquired by Burlington are also considered to be beneficially owned by Burlington’s Chairman Emeritus, Michael Yanney and his wife Gail Walling Yanney, and its Chief Executive Officer, Lisa Roskens.  As a result, the Plan was established in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as well as America First’s policies with respect to trading BUCs held by directors and officers of Burlington.  Under the terms of the Plan, neither Burlington nor any of its officers or directors, including Mr. and Mrs. Yanney and Ms. Roskens, will have discretion or control over the timing or effectuation of the purchases of BUCs.  Appropriate filings will be made with the Securities and Exchange Commission to report purchases under the Plan.

Rule 10b5-1 allows an insider of a public company to adopt written, prearranged plans under which a third party may buy or sell the stock of the company on the insider’s behalf as long as the insider did not possess material, non-public information about the company when the plan was adopted.  Once a plan is established, trades may be executed under the plan at any time, even if the insider happens to possess material nonpublic information at the time, since the trade is based on the application of a formula or binding instructions determined at the time the plan was adopted.  The Plan adopted by Burlington also incorporates additional provisions designed to comply with certain legal restrictions on repurchases of a public company shares by the company itself or its affiliates.

About America First Tax Exempt Investors, L.P.

America First Tax Exempt Investors, L.P. was formed for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of federally tax-exempt mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential apartments. The Company is pursuing a business strategy of acquiring additional tax-exempt mortgage revenue bonds on a leveraged basis in order to: (i) increase the amount of tax-exempt interest available for distribution to its investors; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale.  The Company seeks to achieve its investment growth strategy by investing in additional tax-exempt mortgage revenue bonds and related investments, taking advantage of attractive financing structures available in the tax-exempt securities market and entering into interest rate risk management instruments.  America First Tax Exempt Investors, L.P. press releases are available on the World Wide Web at www.ataxfund.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions.  For a further list and description of such risks, see the reports and other filings made by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.